Exhibit 99.1

ShareFile Business of Cloud Software Group Holdings, Inc.

Abbreviated Financial Statements

As of and For the Nine Months Ended September 1, 2024, and

Independent Auditor's Report

SHAREFILE BUSINESS

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of Progress Software Corporation

Opinion

We have audited the abbreviated financial statements of the ShareFile Business, a business of Cloud Software Group Holdings, Inc., (the "Business"), which comprise the statement of assets acquired and liabilities assumed as of September 1, 2024, and the related statement of revenues and direct expenses for the nine months ended September 1, 2024, and the related notes to the abbreviated financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the Business as of September 1, 2024, and its revenues and direct expenses for the nine months ended September 1, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Business and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues and expenses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business' ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business' internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business' ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

San Jose, California
January 9, 2025

SHAREFILE BUSINESS
ABBREVIATED FINANCIAL STATEMENTS
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AS OF SEPTEMBER 1, 2024
(in thousands)

As of
September 1, 2024
ASSETS ACQUIRED
Current assets:
Prepaid expenses and other current assets	$8,486
Total current assets	8,486
Property and equipment, net	51
Acquired intangible assets, net	310,811
Other assets	18,022
Total assets acquired	$337,370
LIABILITIES ASSUMED
Current liabilities:
Accrued liabilities	$2,794
Unearned revenue	89,341
Total current liabilities	92,135
Long-term unearned revenue	2,852
Long-term operating lease liabilities	3,327
Total liabilities assumed	98,314
Net assets acquired	$239,056

The accompanying notes are an integral part of these abbreviated financial statements.

SHAREFILE BUSINESS
ABBREVIATED FINANCIAL STATEMENTS
STATEMENT OF REVENUES AND DIRECT EXPENSES
FOR THE NINE MONTHS ENDED SEPTEMBER 1, 2024
(in thousands)

For the Nine Months Ended
September 1, 2024
Revenue:
Revenue	$183,584
Direct expenses:
Cost of revenue	73,075
Research and development	32,435
Sales and marketing	56,774
General and administrative	16,994
Restructuring and divestiture expenses	9,802
Total direct expenses	189,080
Shortfall of revenue over direct expenses	$(5,496)
The accompanying notes are an integral part of these abbreviated financial statements.

SHAREFILE BUSINESS
NOTES TO ABBREVIATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 1, 2024
1.Basis of presentation

On September 9, 2024, Cloud Software Group, Inc. and its subsidiaries (the “Company” or “Cloud” or “Seller”) and Progress Software Corporation (the "Buyer" or “Progress”) entered into a definitive agreement (the “Agreement”) for the sale of certain assets and liabilities that comprise the ShareFile Business (the “Business” or “ShareFile”). The transaction between Cloud and Progress closed on October 31, 2024. The Purchase Price to complete the Acquisition was approximately $875 million in cash, subject to a $25 million working capital credit and subject to certain customary adjustments as further described in the Purchase Agreement, resulting in a payment at closing of $852.7 million. The transaction did not contain any earnouts or other contingent consideration elements.

Cloud is a privately held company that was formed in September 2022 through the merger of Citrix Systems, Inc. (“Citrix”) and TIBCO Software, Inc.(“TIBCO”). The ShareFile Business was part of the Citrix business and was founded in 2005 and acquired by Citrix in 2011. ShareFile offers a cloud-based, comprehensive solution to address file sharing, storage and collaboration needs of businesses, with the ability to support demanding security and compliance requirements. The ShareFile product portfolio is comprised of solutions such as Secure file transfer, Document transaction and generation, Client portal and collaboration, and RightSignature.

The accompanying abbreviated financial statements were prepared to present the assets acquired and liabilities assumed and revenues and direct expenses for the Business in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The statement of assets acquired and liabilities assumed and statement of revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues and expenses.

Historically, stand-alone financial statements related to the Business have not been prepared, as Cloud did not maintain separate discrete financial information for the Business, nor was it a separate legal entity, subsidiary, operating segment or division of Cloud. These abbreviated financial statements represent the ShareFile Business subject to sale under the Agreement and were derived from the accounting records of Cloud. The Business is subject to the policies and procedures of the Company and does not have its own stand-alone accounting policies and procedures. The abbreviated financial statements include certain allocations of direct expenses from Cloud, that are associated with the revenue-generating activities of the Business such as amortization of acquired intangible assets and expenses related to dedicated ShareFile employees within corporate functions. Management believes the allocation method used was reasonable and appropriate. The abbreviated financial statements do not include other corporate overhead costs, such as executive management, finance and accounting, tax, legal, compliance, human resources, IT management, and other general support functions, as these costs are not directly associated with the revenue generating activities of the Business and do not include allocation of interest expense as the debt held by the Seller will not be assumed by the Buyer, nor do they include any allocation of income taxes. The financial information presented herein may not be indicative of the results that would have been achieved if the Business operated as a separate, stand-alone entity during the period presented. In addition, the abbreviated financial statements may not be indicative of the financial condition or results of operations of the Business going forward given the exclusion of the omitted expenses.

The Business’ cash activities have historically been comingled with Cloud’s and are therefore not separately identifiable. All cash flow requirements of the Business were historically funded by Cloud and cash management functions were not performed at the ShareFile Business level. The preparation of statements of cash flows attributable to the Business was therefore not practicable as such information was not available.

The financial statements for the current period are prepared for the nine months ended September 1, 2024. This period is shorter than the typical twelve-month fiscal year due to the acquisition of the Business by the Buyer. The presentation of a nine-month fiscal period in-lieu of a twelve month fiscal year was made to align the financial statements with the requirements of the acquisition process. Due to the nine-month period, certain financial metrics, such as revenue and expenses, may be affected by the shorter reporting period.

2.Summary of significant accounting policies

Use of estimates

The preparation of the abbreviated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the accompanying abbreviated financial statements and in related disclosures. Actual results could differ from those estimates. These estimates are based on information available as of the date of the abbreviated financial statements.

Revenue recognition

ShareFile solutions are delivered primarily through direct sales channels, independent software vendors, distributors, and value-added resellers. Key sources of revenue include:

●Subscription revenue: consists of revenue from hosted software as a service (“SaaS”) licenses, sale of software, and rights to unspecified future products. Subscription offerings deliver the products, updates, and upgrades through the term of the agreement for a single fee and are available through on-premises or cloud deployment models.

Revenue is recognized upon transfer of control of promised products and services to customers in an amount that reflects the consideration that is expected to be received in exchange for those products or services. The Company enters into contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations. If the consideration promised in a contract includes a variable amount, for example, price concessions, overage fees, contingent fees or service level penalties, an estimate of the amount expected to be received for the total transaction price is included, if it is probable that a significant reversal of cumulative revenue recognized will not occur, when the uncertainty related to the variable consideration is subsequently resolved. Pursuant to Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, the Company determines the amount of revenue to be recognized through the application of the following steps:

•    Identification of the contract, or contracts with a customer;
•    Identification of the performance obligations in the contract;
•    Determination of the transaction price;
•    Allocation of the transaction price to the performance obligations in the contract; and
•    Recognition of revenue when, or as, a performance obligation is satisfied.

The Company determines the existence of a contract with a customer when the contract is approved, each party’s rights regarding the products or services to be transferred can be identified, and the payment terms for the products or services can be identified. The Company determines whether the customer has the ability and intent to pay, and if the contract has commercial substance. Standard payment terms vary, including based on the country in which the contract is executed, but are generally between 30 and 60 days. Payment terms provide customers with a simplified purchasing experience aligned with the industry and are not intended to secure financing for either party. The Company assesses collectability at the onset of the arrangement, primarily based on the customer’s creditworthiness and collection history. The Company does not offer right of return or retrospective price protection to any of the customers. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract. The contracts do not contain non-standard warranties that give rise to separate performance obligations.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using the relative standalone selling price (“SSP”) of each distinct product or service in the contract. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis for those performance obligations with stable observable prices and the residual method is applied for any performance obligation with highly variable pricing.

In addition, the Company has developed assumptions that require judgment to determine the SSP for each performance obligation identified in the contract. The Company determines the SSP for a product or service by considering the multiple factors including, but not limited to, geographies, market conditions, product life cycles, competitive landscapes, internal costs, gross margin objectives, purchase volumes and pricing practices. The Company reviews the SSP for each performance obligation on a periodic basis and updates it, when appropriate, to ensure that the practices employed reflect the most recent pricing experience and maximize the use of the observable data. When a contract includes an option for a customer to purchase additional products or services at a stated price, the Company evaluates whether the option provides a material right and if so, allocates a portion of the transaction price to such right based on SSP.

Subscription revenue for SaaS offerings is recognized ratably over the term of the agreement. Invoices are generally issued when products are made available to a customer for new transactions and in advance of the subscription period for renewals. Billing terms are generally annual with standard payment terms.

The appropriate disclosures are included based on the following practical expedients in the application of ASC 606:

●The Company excludes from revenue the taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, and are collected from customers;

●If at contract inception the Company expects that the period between performance and customer payment will be one year or less, the Company does not adjust the promised amount of consideration for the effects of a significant financing component; and

●The Company expenses the contract acquisition costs when the asset that would have resulted from capitalizing such costs would have been amortized in one year or less.

Unearned revenue

Unearned revenue consists of amounts that have not been recognized as revenue because the delivery of promised products and services has not yet occurred. Unearned revenue will be recognized as revenue when the performance obligations are satisfied or the contingency relating to revenue recognition has been resolved. Unearned revenue is classified as either current or noncurrent based on the timing of when it is expected to be recognized as revenue and disclosed as such.

Unearned revenue is reported net of any corresponding contract asset on a net contract-by-contract basis at the end of the reporting period.

The opening balances of short-term and long-term unearned revenue, as of November 2023, were $80,416 thousand and $1,885 thousand, respectively.

Deferred sales commissions

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if the Company expects the benefit of those costs to be longer than one year. The Company has determined that certain sales incentive programs meet the requirements to be capitalized. Commissions for such contracts are generally deferred and amortized on a straight-line basis over a period of benefit that we estimate to be five years. The Company determines the period of benefit by taking into consideration the historical and expected durations of the customer contracts, the expected useful lives of the technologies, and other factors. Amortization of deferred sales commissions is included as a component of Sales and marketing expenses in the statement of revenues and direct expenses while the unamortized portion of the deferred sales commissions are included as a component of prepaid expenses and other current assets or other assets in the statement of assets acquired and liabilities assumed depending on whether they are classified as current or noncurrent.

Prepaid expenses

Prepaid expenses represent cash paid in advance for various software or cloud subscriptions and insurance policies. Prepaid expenses are included within the prepaid expenses and other current assets in the abbreviated financial statements and was $3,574 thousand as of September 1, 2024.

Leases

An arrangement is determined if it is a lease at its inception. Operating lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The incremental borrowing rate is used in determining the present value of future payments. Right-of-use (“ROU”) assets related to the operating lease liabilities are measured at lease inception based on the initial measurement of the lease liability, plus any prepaid lease payments and less any lease incentives and accrued rent. The lease terms that are used in determining the operating lease liabilities at lease inception may include options to extend or terminate the leases when it is reasonably certain that the Company will exercise such options. The ROU assets are amortized as operating lease expense generally on a straight-line basis over the lease term and both the lease amortization and imputed interest are classified as operating expenses. Where the lease agreements have lease and non-lease components, they are generally accounted as a single lease component.

ROU assets related to the operating leases are included in other assets, short-term and long-term operating lease liabilities are included in accrued liabilities and long-term operating lease liabilities, respectively, in the abbreviated financial statements. See Note 7 for more information regarding the leases.

Long-term asset impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. The evaluation is performed at the lowest level of identifiable cash flows independent of other assets. The recoverability of these assets is measured by comparing the carrying amounts to the future undiscounted cash flows that the assets or the asset group are expected to generate. No impairment was recorded during the nine months ended September 1, 2024.

Advertising expenses

Advertising costs are expensed as incurred and are charged to sales and marketing expense and totaled approximately $779 thousand for the nine months ended September 1, 2024.

3.Revenue

Disaggregation of revenue

Revenue consists of the following by category (in thousands):

For the Nine Months Ended
September 1, 2024
SaaS	$183,250
Other	334
Total revenue	$183,584

Revenues by geographical regions consists of the following (in thousands):

For the Nine Months Ended
September 1, 2024
United States	$160,108
Europe, Middle East and Africa	19,378
Asia Pacific and Japan	4,098
Total revenue	$183,584

The ShareFile business does not have any customer that accounts for more than 10% of the total revenue for the nine months ended September 1, 2024.

Deferred sales commissions

The current and long-term deferred sales commissions are included in prepaid expenses and other current assets and other assets, respectively, on the statement of assets acquired and liabilities assumed. The carrying values of our deferred sales commissions are as follows (in thousands):

As of
September 1, 2024
Deferred sales commissions	$17,351
Less: Current portion of deferred sales commissions	(4,877)
Long-term deferred sales commissions	$12,474

Amortization of deferred sales commissions is included as a component of sales and marketing expenses in the statement of revenues and direct expenses. Total amortization for the nine months ended September 1, 2024 was $5,403 thousand.

The opening balance of short-term and long-term deferred sales commissions was $3,008 and $ 9,082 respectively.
4.Intangible assets, net

The following table provides the gross carrying amount and accumulated amortization for each major class of intangible assets (in thousands):

	As of September 1, 2024
	Gross Carrying Amount	Accumulated Amortization	Net Amount
Existing technologies	$245,601	$(94,147)	$151,454
Customer relationships	176,400	(42,263)	134,137
Tradenames	31,200	(5,980)	25,220
Total acquired intangible assets	$453,201	$(142,390)	$310,811

The estimated useful lives of existing technologies, customer relationships and tradenames are 5 years, 8 years and 10 years, respectively.

Amortization expense was as follows (in thousands):

For the Nine Months Ended
September 1, 2024
Cost of revenue	$36,840
Sales and marketing	18,878
Total amortization	$55,718
Estimated future amortization for acquired intangible assets is as follows as of September 1, 2024 (in thousands):

Fiscal years ending November 30
2024 (remaining three months)	$18,573
2025	74,290
2026	74,290
2027	66,103
2028	25,170
Thereafter	52,385
Total	$310,811

5.Restructuring and divestiture expenses

As a part of integration efforts related to recent acquisitions of Cloud, the Company is in the process of executing restructuring efforts intended to improve operational efficiency. The restructuring includes, among other things, the ongoing reorganization of the Cloud business operations and ongoing expense re-alignment efforts. For the nine months ended September 1, 2024, restructuring charges of $6,759 thousand were primarily related to severance for employee terminations, excess facilities and other corporate actions aimed at increasing efficiencies and reducing redundancy costs.

For the nine months ended September 1, 2024, divestiture-related charges of $3,043 thousand were primarily related to the sale of the Business to Progress.

6.Commitments and contingencies

Purchase Obligations - We have an agreement with a third-party provider, in the ordinary course of business, through May 2029. Under the agreement, we are committed to purchase $130,000 thousand throughout the term of the agreement. As of September 1, 2024, we had $122,075 thousand of remaining obligations under the agreement. As of the nine months ended September 1, 2024, the total expense related to this purchase obligation is $7,925 thousand and is recorded in cost of revenue.

Indemnifications – Our software license agreements typically provide for indemnification of customers for intellectual property infringement claims. To date, no such claims have been filed against us. We also warrant to customers that software products operate substantially in accordance with the software product’s specifications. Historically, we have incurred minimal costs related to product warranties, and, as such, no accruals for warranty costs have been made. In addition, we indemnify our officers and directors under the terms of indemnity agreements entered into with them, as well as pursuant to our organizational documents and applicable Delaware law.

7.Leases

The Company leases office space and equipment under non-cancelable operating leases in Raleigh, USA and Bangalore, India with respect to ShareFile. These leases have an expiration date through 2026 and 2027, respectively. In addition to rent, the leases require the Company to pay for taxes, insurance, maintenance, and other operating expenses. Certain of these leases contain stated escalation clauses while others contain renewal options. The Company recognizes lease expense, which is the sum of interest and amortization expense on each contractual payment, on a straight-line basis.

As of September 1, 2024, the Company recorded ROU assets of $5,535 thousand in other assets. Short-term lease liabilities of $2,552 thousand and long-term lease liabilities of $3,327 thousand were included in accrued liabilities and long-term operating lease liabilities, respectively, as of September 1, 2024.

The components of operating lease cost were as follows (in thousands):

For the Nine Months Ended
September 1, 2024
Operating lease cost	$3,255
Variable lease cost	24
Total operating lease cost	$3,279
Lease term and discount rate information related to our operating leases are as follows:

As of
September 1, 2024
Weighted-average remaining lease term (years)	2.30
Weighted-average discount rate	10%

The following table represents the maturities of our future lease payments due under operating leases as of September 1, 2024 (in thousands):

Fiscal years ending November 30
2024 (remaining three months)	$726
2025	2,972
2026	2,529
2027	300
Total lease payments	6,527
Less: imputed interest	(648)
Present value of lease liabilities	$5,879

8.Subsequent events

We have evaluated subsequent events and transactions through January 9, 2025, the date financial statements were available to be issued, and noted no events or transactions that would require recognition or disclosure in the abbreviated financial statements other than the transaction between Cloud and Progress described in Note 1.